                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------


                                    Form S-8


                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


               Exact name of issuer as specified in its charter:

                            HEWLETT-PACKARD COMPANY

          State or other jurisdiction of          I.R.S. Employer
          incorporation or organization:        Identification No.:
                     Delaware                        94-1081436

                    Address of principal executive offices:
                3000 Hanover Street, Palo Alto, California 94304

                            Full title of the plans:

                   StorageApps Inc. 2000 Stock Incentive Plan

                     Name and address of agent for service:
                                 ANN O. BASKINS
                 Vice President, General Counsel and Secretary
                3000 Hanover Street, Palo Alto, California 94304

  Telephone Number, including area code, of agent for service: (650) 857-1501

                        CALCULATION OF REGISTRATION FEE

                                       Proposed maximum    Proposed maximum     Amount of
Title of securities    Amount to be    offering price      aggregate offering   registration
Securities to          Registered      per share           price                fee
be Registered
-------------------    ------------    ----------------    ------------------   ------------

Common Stock
$0.01 par value
to be issued under
the StorageApps Inc.   837,089         $7.85 - $78.50      $9,717,821           $2,430
2000 Stock Incentive
Plan

----------

  1. Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Hewlett-Packard Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) Annual Report on Form 10-K for the fiscal year ended October 31, 2000 filed with the Securities and Exchange Commission (the "Commission") on January 25, 2001;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company document referred to in (a) above; and

         (c) The description of the Company's common stock contained in the registration statement on Form 8-A, filed with the Commission on or about November 6, 1957 and any amendment or report filed with the Commission for the purpose of updating this description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's bylaws provide for the indemnification of the directors, officers or employees to the maximum extent permitted by Delaware law. The bylaws also provide that the Company shall not be required to provide indemnification in connection with any proceeding initiated by such person unless the proceeding in which the indemnification is sought was authorized by the Board of Directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index on page 6.

Item 9.  Undertakings.

         (a)  Rule 415 Offering.

         The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 i. To include any prospectus required by section 10(a)(3) of the Securities Act;

                ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            2. That, for the purpose of determining any liability under the
               Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filings Incorporating Subsequent Exchange Act Documents by
            Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Regulation S-K Item 512(h) Undertaking for Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, state of California, on this 25th day of September, 2001.


                                      HEWLETT-PACKARD COMPANY


                                      By: /s/ Charles N. Charnas
                                          ----------------------
                                          Charles N. Charnas
                                            Assistant Secretary
                                            and Senior Managing Counsel




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Ann O. Baskins and Charles N. Charnas, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the StorageApps Inc. 2000 Stock Incentive Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and any Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.


   Signature                                 Title                              Date

/s/ Philip M. Condit
-------------------------          Director                                 September 25, 2001
Philip M. Condit

/s/ Patricia C. Dunn
-------------------------          Director                                 September 25, 2001
Patricia C. Dunn

/s/ Carleton S. Fiorina            Chairman, President and Chief
-------------------------          Executive Officer (Principal             September 25, 2001
Carleton S. Fiorina                Executive Officer)

/s/ Jon E. Flaxman
-----------------------            Vice President and Controller            September 25, 2001
Jon E. Flaxman                     (Principal Accounting Officer)


                                      -5-


/s/ Sam Ginn
-----------------------            Director                                 September 25, 2001
Sam Ginn

/s/ Richard A. Hackborn
-----------------------            Director                                 September 25, 2001
Richard A. Hackborn

/s/ Walter B. Hewlett
-----------------------            Director                                 September 25, 2001
Walter B. Hewlett

/s/ George A. Keyworth
-----------------------            Director                                 September 25, 2001
George A. Keyworth

/s/ Robert E. Knowling Jr.
--------------------------         Director                                 September 25, 2001
Robert E. Knowling Jr.

/s/ Robert P. Wayman               Executive Vice President,
-------------------------          Finance and Administration (Chief
Robert P. Wayman                   Financial Officer) and Director          September 25, 2001


                                  EXHIBIT INDEX



Exhibit No.

4.1     StorageApps Inc. 2000 Stock Incentive Plan.

5       Opinion re legality.

23.1    Consent of Independent Accountants.

23.2 Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

24 Powers of attorney. Contained in the signature pages (pages 4-5) of this Form S-8 Registration Statement and incorporated herein by reference.

                                  EXHIBIT 4.1


                                STORAGEAPPS INC.
                            2000 STOCK INCENTIVE PLAN
                   (amended and restated as of March 31, 2001)


ARTICLE 1.    ESTABLISHMENT, PURPOSE, AND DURATION

        1.1 ESTABLISHMENT OF THE PLAN. StorageApps Inc., formerly known as RAID Power Service, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes a stock option and incentive award plan known as the "StorageApps Inc. 2000 Stock Incentive Plan," formerly knows as the "RAID Power Service, Inc. 2000 Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Awards, Performance Share Awards and Stock Appreciation Rights.

        The Plan shall become effective on the date it is approved by the Board of Directors (the "Effective Date"), subject to approval of the Plan by the Company's shareholders within the 12-month period immediately thereafter, and shall remain in effect as provided in Section 1.3.

        1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership in the Company by employees, directors, and consultants or other persons who perform services for the Company, who are responsible for its future growth and continued success. The Plan promotes the success and enhances the value of the Company by linking the personal interests of Participants (as defined below) to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

        1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 12, until the day prior to the tenth (10th) anniversary of the Effective Date.

ARTICLE 2.    DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meanings set forth below:

        (a) "AGREEMENT" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

        (b) "AWARD" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Awards, Performance Share Awards or Stock Appreciation Rights.

        (c) "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

        (d) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

        (e) "CAUSE" means: (i) a Participant's commission of any act which, if prosecuted, would constitute a felony; (ii) a Participant's engaging in willful misconduct or any conduct which is in reckless disregard of the Company's business or materially injurious to the Company or its affiliates; (iii) a Participant's material or \ habitual neglect of his duties to the Company; or (iv) a Participant's failure to perform or observe any provision of an existing employment agreement with the Company, any Company policies of general application, from time to time, in effect, or any other substantial lawful obligation of his employment with the Company, and such failure has not been cured within two (2) weeks after written notice from the Company to the Participant. The existence of "Cause" shall be determined by the Committee, in its sole discretion.

        (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

        (g) "COMMITTEE" means the committee appointed to administer the Plan with respect to grants of Awards, as specified in Article 3, and to perform the functions set forth therein.

        (h) "COMMON STOCK" means the common stock of the Company, par value $.01 per share.

        (i) "COMPANY" means StorageApps, Inc., a Delaware corporation, or any successor thereto.

        (j) "CORRESPONDING SAR" means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

        (k) "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

        (l) "DISABILITY" shall have the meaning ascribed to such term in the Company's long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section
             22(e(3) of the Code.

        (m) "EMPLOYEE" means any employee of the Company or the Company's Subsidiaries. Directors who are not otherwise employed by the Company or the Company's Subsidiaries are not considered Employees under this Plan.

        (n)  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
             Section 1.1.

        (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        (p)  "FAIR MARKET VALUE" shall be determined as follows:

             (i) PUBLICLY TRADED. If, on the relevant date, the Shares are traded on a national or regional securities exchange or on The Nasdaq Stock Market ("Nasdaq") and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

            (ii) NOT LISTED BUT TRADED. If, on the relevant date, the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported on Nasdaq without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

           (iii) NOT TRADED. If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee, based on all relevant facts and circumstances including any recent sales or purchases of the stock.

        (q) "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        (r) "INITIAL VALUE" means, with respect to a Corresponding SAR, the Option Price per share of the related Option, and with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

        (s) "INSIDER" shall mean an Employee who is, on the relevant date, an officer or a director, or a ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act or any successor provision, as "officer" and "director" are defined under Section 16 of the Exchange Act.

        (t) "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an Award is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

        (u) "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under the Plan, and which is not intended to meet the requirements of Code Section 422.

        (v) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

        (w) "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        (x) "PARTICIPANT" means an Employee, a Director, a consultant or other person who performs services for the Company or a Subsidiary, who has been determined by the Committee to contribute significantly to the profits or growth of the Company and who has been granted an Award under the Plan which is outstanding.

        (y) "PERFORMANCE SHARE AWARD" means an Award, which, in accordance with and subject to an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant's death, to receive cash, Common Stock or a combination thereof.

        (z) "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in 13(d) thereof.

       (aa) "RETIREMENT" shall mean retiring from employment with the Company or any Subsidiary on or after attaining age 65.

       (bb) "RESTRICTED STOCK" means an Award of Common Stock granted in accordance with the terms of the Plan, and which is nontransferable and subject to a substantial risk of forfeiture. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms hereof and the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

       (cc) "SAR" means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such specification, the holder shall be entitled to receive in cash, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

       (dd) "SHARES" means the shares of Common Stock of the Company (including any new, additional or different stock or securities resulting from the changes described in Section 4.3).

       (ee) "STOCK AWARD" means a grant of Shares under the Plan that is not generally subject to restrictions and pursuant to which a certificate for the Shares is transferred to the Employee.

       (ff) "SUBSIDIARY" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

ARTICLE 3.    ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Board of Directors or by a Committee designated by the Board from its members, or by any other committee or subcommittee appointed by the Board that is granted authority to administer the Plan (the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full power to select the Employees, Directors, consultants and other persons who perform services for the Company or a Subsidiary, who are responsible for the future growth and success of the Company who shall participate in the Plan (who may change from year to year); determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including conditions on the exercisability of all or a part of an Option or SAR, restrictions on transferability and vesting provisions on Restricted Stock or Performance Share Awards and the duration of the Awards); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the time any Option or SAR may be exercised and establishing different terms and conditions relating to the effect of the termination of employment or other services to the Company. Further, the committee shall make all other determinations which may be necessary or advisable in the Committee's opinion for the administration of the Plan. All expenses of administering this Plan shall be borne by the Company.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, the shareholders, Employees, Participants and their estates and beneficiaries.

ARTICLE 4.    SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. (a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares available for grants of Awards under the Plan shall not exceed (i) 30,000,000 plus (ii) the additional Shares described in (b) below, provided, however, that no more than 30,000,000 Shares of Common Stock may be issued hereunder pursuant to the exercise of ISOs.

         (b) As of January 1 of each year, commencing with the year 2001, the aggregate number of Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (i) 5% of the total number of Shares then outstanding or (ii) 5,000,000 Shares. The Shares may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise. The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

        (1) The grant of an Option, SAR, Stock Award, Restricted Stock Award or Performance Share Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

        (2) While an Option, SAR, Stock Award, Restricted Stock Award or Performance Share Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

         4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, or if Shares are withheld in payment of the Option Price or for withholding taxes, any Shares subject to such Award or that are withheld shall again be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

         4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as an merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.

ARTICLE 5.    ELIGIBILITY AND PARTICIPATION

         Any key Employee of the Company or any Subsidiary, including any such Employee who is also a director of the Company or any Subsidiary, any non-employee Director, and any consultant or other person who performs services of the Company or a Subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company or any Subsidiary shall be eligible to receive an Award under the Plan. In determining the individuals to whom such an Award shall be granted and the number of Shares which may be granted pursuant to that Award, the Committee shall take into account the duties of the respective individual, his or her present and potential contributions to the success of the Company or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

ARTICLE 6.    STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. An Option may be granted with or without a Corresponding SAR. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000. The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

         6.2 AGREEMENT. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO. If the Option is granted in connection with a Corresponding SAR, the Agreement shall also specify the terms that apply to the exercise of the Option and Corresponding SAR.

         6.3 OPTION PRICE. The Option Price for each grant of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted. The Option Price for each grant of an NQSO shall be established by the Committee and, in its discretion, may be less than the Fair Market Value of a Share on the date the Option is granted.

         6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall not be exercisable later than the fifth (5th) anniversary date of its grant.

         6.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of the Participant with the Company or any Subsidiary, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company. Except as otherwise provided in the Agreement, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. The exercise or partial exercise of either an Option or its Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or Corresponding SAR is exercised.

         6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by delivering (on a form prescribed by the Company) a full-recourse promissory note (however, the par value of the Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents), (d) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for six months, if required for accounting purposes, and for the period required by law, if any, prior to their tender to satisfy the Option Price), or (e) by a combination of (a), (b), (c) and (d). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restriction, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Options(s), and may place appropriate legends on the certificates representing such Shares.

         6.7 LIMITED TRANSFERABILITY. If permitted by the Committee in the Agreement, a Participant may transfer an Option granted hereunder, including but not limited to, transfer to members of his or her Immediate Family (as defined below), to one or more trusts for the benefits of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners, if (i) the Participant does not receive any consideration in any form whatsoever for such transfer, (ii) such transfer is permitted under applicable lax laws, and (iii) the Participant is an Insider, such transfer is permitted under Rule 16b-3 of the Exchange Act as in effect from time to time. Any Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof. Any reference in any such Agreement to the employment by or performance of services for the Company by the Participant shall continue to refer to the employment of, or performance by, the transferring Participant. For purposes hereof, "Immediate Family" shall mean the Participant and the Participant's spouse, children and grandchildren. Any Option that is granted pursuant to any Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant other than by will or by the laws of descent and distribution and such Option thus shall be exercisable in the Participant's lifetime only by the Participant.

        6.8 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to Shares subject to his Option until the issuance of such Shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7.    STOCK APPRECIATION RIGHTS

        7.1 GRANTS OF SARs. The Committee shall designate Participants to whom SARs are granted, and will specify the number of Shares of Common Stock subject to each grant. An SAR may be granted with or without a related Option. All SARs granted under this Plan shall be subject to an Agreement in accordance with the terms of this Plan. A payment to the Participant upon the exercise of a Corresponding SAR may not be more than the difference between the Fair Market Value of the Shares subject to the ISO on the date of grant and the Fair Market Value of the Shares on the date of exercise of the Corresponding SAR.

        7.2 DURATION OF SARs. The duration of an SAR shall be set forth in the Agreement as determined by the Committee. An SAR that is granted as a Corresponding SAR shall have the same duration as the Option to which it relates. An SAR shall terminate due to the Participant's termination of employment at the same time as the date specified in Article 6 with respect to Options, regardless of whether the SAR was granted in connection with the grant of an Option.

        7.3 EXERCISE OF SAR. An SAR may be exercised in whole at any time or in part from time to time and at such times and in compliance with such requirements as the Committee shall determine as set forth in the Agreement; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value of the Shares exceeds the Option Price of the related ISO. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of shares for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or its Corresponding SAR is exercised.

        7.4 DETERMINATION OF PAYMENT OF CASH AND/OR COMMON STOCK UPON EXERCISE OF SAR. At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR, but a cash payment shall be made in lieu thereof.

        7.5 NONTRANSFERABILITY. Each SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to any lien, obligation or liability of such Participant. A Corresponding SAR shall be subject to the same restrictions on transfer as the ISO to which it relates. Notwithstanding the foregoing, if that Agreement so provides, a Participant may transfer an SAR (other than a Corresponding SAR that relates to an Incentive Stock Option) under the same rules and conditions as are set forth in Section 6.7.

        7.6 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to Shares subject to an SAR until the issuance of Shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8.    RESTRICTED STOCK; STOCK AWARDS

        8.1 GRANTS. The Committee may from time to time in its discretion grant Restricted Stock and Stock Awards to Participants and may determine the number of Shares of Restricted Stock or Stock Awards to be granted. The Committee shall determine the terms and conditions of, and the amount of payment, if any, to be made by the Employee for such Shares or Restricted Stock. A grant of Restricted Stock may, in addition to other conditions, require the Participant to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Participant can purchase the Shares of Restricted Stock. Each grant of Restricted Stock shall be evidenced by an Agreement containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion.

        8.2 RESTRICTED PERIOD; LAPSE OF RESTRICTIONS. At the time a grant of Restricted Stock is made, the Committee shall establish a period or periods of time (the "Restricted Period") applicable to such grant which, unless the Committee otherwise provides, shall not be less than one year. Subject to the other provisions of this Article 8, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include the following:

        (a) The death, Disability or Retirement of the Employee to whom Restricted Stock is granted, or

        (b)   The occurrence of a Change in Control (as defined in Section 11.1)

The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the grant is made.

        8.3 RIGHTS OF HOLDER; LIMITATIONS THEREON. Upon a grant of Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Participant shall be registered in the Participant's name and shall be held in custody by the Company or a bank selected by the Committee for the Participant's account. Following such registration, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to receive dividends, if and when declared by the Board of Directors, and to vote such Restricted Stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Committee shall determine, and except further that, following restrictions shall apply:

        (a) The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

        (b) None of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

        (c) All of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Participant to such Shares of Restricted Stock shall terminate without further obligation on the part of the Company, unless the Participant has remained an employee of (or non-Employee Director of or active consultant providing services to) the Company or any of its Subsidiaries, until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Shares of Restricted Stock. Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Participant and shall, in accordance with Section 4.2, again be available for grant under the Plan. If the Participant paid any amount for the Shares of Restricted Stock that are forfeited, the Company shall pay the Participant the lesser of the Fair Market Value of the Shares on the date they are forfeited or the amount paid by the Participant.

        With respect to any Shares received as a result of adjustments under
Section 4.3 hereof and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this
Article 8.

        8.4 DELIVERY OF UNRESTRICTED SHARES. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Shares of Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, to the holder of the Restricted Stock. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional Share to the holder thereof. Concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 13 below.

         8.5 NONEASSIGNABILITY OF RESTRICTED STOCK. Unless the Committee provides otherwise in the Agreement, no grant of, nor any right or interest of a Participant in or to, any Restricted Stock, or in any instrument evidencing any grant of Restricted Stock under the Plan, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

ARTICLE 9.    PERFORMANCE SHARE AWARDS

        9.1 AWARD. The Committee may designate Participants to whom Performance Share Awards will be granted from time to time for no consideration and specify the number of shares of Common Stock covered by the Award.

        9.2 EARNING THE AWARD. A Performance Stock Award, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock, a cash payment or a combination thereof, only upon the achievement by the Participant, the Company, or a Subsidiary of such performance objectives as the Committee, in its discretion, shall prescribe on the date of grant. To the extent required, the performance objectives applicable to awards to Named Executive Officers intended to qualify under Code Section 162(m) shall be selected from among the following measures: return on equity or assets, earning per share, total earnings, earnings growth, return on capital, profit before taxes, profit after taxes, economic value added and increase in Fair Market Value of the Shares. The determination as to whether such objectives have been achieved shall be made by the Committee, and such determination shall be conclusive; provided, however, that the period in which such performance is measured shall be at least one year.

        The Committee may in determining whether performance targets have been met adjust the Company's financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of financial results (either on a segment or consolidated basis); provided, that for purposes of determining the Performance Share Awards of Named Executive Officers, the Committee shall exclude unusual items whose exclusion has the effect of increasing income or earnings if such items constitute "extraordinary items" under generally accepted accounting principles or are significant unusual items. In addition, the Committee will adjust its calculations to exclude the effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

        9.3 PAYMENT. In the discretion of the Committee, the amount payable when a Performance Share Award is earned may be settled in cash, by the grant of Common Stock or a combination of cash and Common Stock. The aggregate Fair Market Value of the Common Stock received by the Participant pursuant to a Performance Share Award, together with any cash paid to the Participant, shall be equal to the aggregate Fair Market Value, on the date the Performance Shares are earned, of the number of Shares of Common Stock equal to each Performance Share earned. A fractional Share will not be deliverable when a Performance Share Award is earned, but a cash payment will be made in lieu thereof.

        9.4 SHAREHOLDER RIGHTS. No Participant shall have, as a result of receiving a Performance Share Award, any rights as a shareholder until and to the extent that the Performance Shares are earned and Common Stock is transferred to such Participant. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that would have been payable with respect to the number of Shares of Common Stock covered by the Award between (a) the date that the Performance Shares are awarded and (b) the date that a transfer of Common Stock to the Participant, cash settlement, or combination thereof is made pursuant to the Performance Share Award. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share Award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After a Performance Share Award is earned and paid in Common Stock, a Participant will have all the rights of a shareholder with respect to the Common Stock so awarded.

ARTICLE 10.    RIGHTS OF EMPLOYEES

        10.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment by, or performance of services for, the Company at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

        10.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 11.    CHANGE IN CONTROL

        11.1 DEFINITION. For purposes of the Plan, a "Change in Control" means any of the following events:

        (a) The acquisition (other than from the Company) by any Person of Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this Section 11.1, Person shall not include any person who on the date hereof owns 25% or more of the Company's outstanding securities, and a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefits plans maintained by the Company or any of its subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

        (b) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company (other than in an initial public offering of the Company's Common Stock.

        (c) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph (c).

        11.2 CERTAIN PARACHUTE PAYMENTS: A payment that would otherwise constitute a "parachute payment" under Section 280G(b)(2) of the Code shall not, to the extent permitted by such Section 280G and the regulations thereunder, be considered a parachute payment if such payment is approved by a shareholder vote of more than 75% of the voting power of all outstanding Shares of the Company.

ARTICLE 12.    AMENDMENT, MODIFICATION AND TERMINATION

        12.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of Shares of the Company represented and voted at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would (a) materially modify the eligibility requirements provided in
Article 5; (b) increase the total number of Shares (except as provided in Section 4.3) which may be granted under the Plan; (c) extend the term of the Plan; or (d) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the shareholders even if such shareholder approval is not expressly required by the Plan or by law.

        12.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. The Committee shall, with the written consent of the Participant holding such Award, have the authority to cancel Awards outstanding and grant replacement Awards therefore.

        12.3 COMPLIANCE WITH CODE SECTION 162(M). At all times when the Committee determines that compliance with Code Section 162(m) is required or desired, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may, subject to this Article 12, make any adjustments it deem appropriate.

ARTICLE 13.    WITHHOLDING

        13.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan.

        13.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.

ARTICLE 14.    INDEMNIFICATION

        Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15.    SUCCESSORS

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 16.    LEGAL CONSTRUCTION

        16.1 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.

        16.2 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        16.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        16.4 REGULATORY APPROVALS AND LISTING. The Company shall not be required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or Nasdaq on which the Company's Shares may be listed, and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

        Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

        16.5 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        16.6 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   EXHIBIT 5


September 25, 2001



Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304


           9,717,821 Shares of Common Stock of Hewlett-Packard Company offered pursuant to the StorageApps Inc. 2000 Stock Incentive Plan


Dear Sir or Madam:

        I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of an aggregate of 9,717,821 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the StorageApps Inc. 2000 Stock Incentive Plan (the "Plan"). The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

        Upon the basis of such examination, I am of the following opinion:

        1. The authorized shares of the Company consist of 300,000,000 shares of Preferred Stock, of which 4,500,000 shares are designated as Series A Participating Preferred Stock, and 9,600,000,000 shares of Common Stock.

        2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of an aggregate of 9,717,821 shares of the Common Stock of the Company pursuant to the Plan have been duly taken and, when issued pursuant to the Plan, the Shares will be duly and validly issued and fully paid and nonassessable.

        3. When the above-mentioned Registration Statement relating to the Shares has become effective and when the listing of the Shares on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. has been authorized, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of the Shares will have been obtained.

        You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.


                                       Very truly yours,

                                       /s/ Charles N. Charnas
                                      -------------------------
                                      Charles N. Charnas
                                        Assistant Secretary
                                        and Senior Managing Counsel

                                  EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the StorageApps Inc. 2000 Stock Incentive Plan of our report dated November 15, 2000, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company in its Annual Report on Form 10-K for the year ended October 31, 2000, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young
                                       -------------------------
                                       Ernst & Young
                                         San Jose, California
                                         September 25, 2001